As filed with the Securities and Exchange Commission on June 23, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	59-3606741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of Principal Executive Offices)	(Zip Code)

Officers’ and Employees’ Stock Option Plan

(Full title of the plan)

Ernest S. Pinner

Chairman, President and Chief Executive Officer

Centerstate Banks of Florida, Inc.

1101 First Street South, Suite 202

Winter Haven, FL 33880

(Name and address of agent for service)

(863) 293-2600

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	331,527 shares	(1)	$20.23	$6,706,791	$718

(1)	Plus an indeterminate number of shares which may be required to be issued or may be issued pursuant to the antidilution provisions of the stock option plan for stock splits, stock dividends or similar transactions
(2)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the closing price of the Common Stock on June 20, 2006

EXPLANATORY NOTE

On June 11, 2001, Centerstate Banks of Florida, Inc. (“Centerstate” or “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-62704) registering 365,000 shares of its common stock, par value $.01 per share of Centerstate (“Centerstate Common Stock”). The Registrant hereby files this Registration Statement to register an additional 331,527 shares of CenterState Common Stock for issuance under its Officers’ and Employees’ Stock Option Plan. The contents of the earlier Registration Statement are incorporated by reference into this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion and consent of Smith Mackinnon, PA, as to the validity of the shares being issued.

23.1	The consent of KPMG LLP.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Haven, State of Florida, on the 22nd day of June, 2006.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman, President and Chief Executive Officer

Each of the undersigned hereby constitutes and appoints Ernest S. Pinner and James J. Antal, and each of them as attorneys for him and in his name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with respect to this Registration Statement, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or causes to be done, by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on June 22nd, 2006.

Signature	Title
/s/ Ernest S. Pinner Ernest S. Pinner	Chairman of the Board, President and Chief Executive Officer

/s/ G. Robert Blanchard, Jr. G. Robert Blanchard, Jr.	Director

/s/ James H. Bingham James H. Bingham	Director

/s/ Terry W. Donley Terry W. Donley	Director

/s/ Bryan W. Judge Bryan W. Judge	Director

/s/ Samuel L.Lupfer, IV Samuel L. Lupfer, IV	Director

/s/ Lawrence W. Maxwell Lawrence W. Maxwell	Director

3

/s/ G. Tierso Nunez II G. Tierso Nunez II	Director

/s/ Thomas E. Oakley Thomas E. Oakley	Director

/s/ J. Thomas Rocker J. Thomas Rocker	Director

4

EXHIBIT INDEX

Exhibit No.		Description
5.1	-	Opinion and consent of Smith Mackinnon, PA, as to the validity of the shares being issued.

23.1	-	The consent of KPMG LLP.